Filed Pursuant to Rule 424(b)(7)
Registration No. 333-188059

Prospectus Supplement

(To Prospectus dated April 22, 2013)

Host Hotels & Resorts, Inc.

37,209,303 Shares of Common Stock

___________________________________

Our operating partnership, Host Hotels & Resorts, L.P. (“Host L.P.”), of which we are the sole general partner and in which we own approximately 99% of the partnership interests, issued and sold $400,000,000 aggregate principal amount of its 2.50% Exchangeable Senior Debentures due 2029 (which we refer to as the 2009 debentures) in a private transaction on December 22, 2009. Under certain circumstances, we may issue shares of our common stock upon the exchange of the 2009 debentures. In such circumstances, the recipients of such common stock, whom we refer to as the selling stockholders, may use this prospectus supplement, together with the underlying prospectus, to resell from time to time the shares of our common stock that we may issue to them upon the exchange of the 2009 debentures. Additional selling stockholders may be named by future prospectus supplements.

The registration of the shares of our common stock covered by this prospectus supplement and the accompanying prospectus does not necessarily mean that any of the selling stockholders will exchange their 2009 debentures, that upon any exchange of the 2009 debentures we will elect, in our sole and absolute discretion, to exchange some or all of the 2009 debentures for shares of our common stock rather than cash, or that any shares of our common stock received upon exchange of the 2009 debentures will be sold by the selling stockholders.

We will receive no proceeds from any issuance of shares of our common stock to the selling stockholders upon exchange of 2009 debentures or from any sale of such shares by the selling stockholders, but we have agreed to pay certain registration expenses relating to such shares of our common stock. The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in the prospectus supplement dated April 22, 2013. See “Plan of Distribution.”

To assist us in complying with federal income tax requirements applicable to real estate investment trusts, among other purposes, our charter contains certain restrictions relating to the transfer and ownership of our common stock, including an ownership limit of 9.8% of our common stock. See “Description of Capital Stock—Restrictions on Transfer and Ownership” beginning on page 7 of the prospectus dated April 22, 2013.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the related prospectus and prospectus supplement, each dated April 22, 2013.

Our common stock is traded on the New York Stock Exchange under the symbol “HST”. On January 7, 2016, the last reported sale price of our common stock was $14.55 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-2 of the prospectus supplement dated April 22, 2013.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 8, 2016.

SELLING STOCKHOLDERS

The 2009 debentures were originally issued by Host L.P., our operating partnership, and sold by the initial purchasers of the 2009 debentures in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be qualified institutional buyers as defined by Rule 144A under the Securities Act. Under certain circumstances, we may issue shares of our common stock upon the exchange of the 2009 debentures. In such circumstances, the recipients of shares of our common stock, whom we refer to as the selling stockholders, may use this prospectus supplement to resell from time to time the shares of our common stock that we may issue to them upon the exchange of the 2009 debentures. Information about selling stockholders is set forth in this prospectus supplement, and information about additional selling stockholders may be set forth in subsequent prospectus supplements, in a post-effective amendment to the registration statement of which the prospectus accompanying this prospectus supplement is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

The following table sets forth information, as of the date of this prospectus supplement, with respect to the selling stockholders and the maximum number of shares of our common stock that we expect could become beneficially owned by each selling stockholder that may be offered pursuant to this prospectus upon the exchange of the 2009 debentures. The information is based on information provided by or on behalf of the selling stockholders. The number of shares of our common stock issuable upon the exchange of the 2009 debentures shown in the table below is based upon the exchange of the full amount of 2009 debentures held by each selling stockholder at an assumed exchange rate of 93.0233 shares of our common stock per $1,000 principal amount of 2009 debentures (equivalent to a $10.75 exchange price). As of the date of this prospectus supplement, the actual exchange rate is 80.3053 shares of our common stock per $1,000 principal amount of 2009 debentures (equivalent to a $12.45 exchange price). The exchange rate on the 2009 debentures is subject to adjustment in certain events. Accordingly, the number of shares of our common stock issuable upon the exchange of the 2009 debentures may increase or decrease from time to time. The percent of shares of common stock beneficially owned following the exchange is based on shares of common stock outstanding as of November 30, 2015.

Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned. Because the selling stockholders may offer, pursuant to this prospectus supplement, all or some portion of the common stock listed below, no estimate can be given as to the amount of common stock that will be held by the selling stockholder upon consummation of any sales. In addition, the selling stockholders listed in the table may have sold, transferred or otherwise disposed of, in transactions exempt from registration requirements of the Securities Act, some or all of their common stock since the date as of which such information was provided to us.

Unless otherwise set forth below, no selling stockholder has had any material relationship with us or any of our affiliates within the past three years, other than as a stockholder.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in subsequent prospectus supplements if, and when, necessary.

S-1

	Shares Beneficially Owned Before the Offering (1)		Number of Shares being Offered for Resale (3)
Selling Security Holder	Number	Percentage (2)
4 Ever Life Insurance Company (29)	18,884	*	18,884
Advanced Series Trust AST JP Morgan Global Thematic Portfolio (36)	13,209	*	13,209
Allianz AGIC Convertible Fund (4)	1,305,117	*	1,305,117
Allianz AGIC Income & Growth Convertible (4)	276,279	*	276,279
Allianz AGIC Income & Growth Convertible Sleeve (4)	104,651	*	104,651
American Physicians Assurance Corporation (37)	12,558	*	12,558
American Public Entity Excess Pool (32)	7,907	*	7,907
Amerisure Mutual Insurance Company (23)	37,209	*	37,209
Amerisure Mutual Insurance Company (4)	29,302	*	29,302
Arkansas Teacher Retirement System (4)	333,954	*	333,954
Baptist Health of South Florida, Inc. (4)	102,326	*	102,326
Blue Cross & Blue Shield of Mississippi, A Mutual Insurance Company (29)	6,047	*	6,047
Blue Mountain Credit Alternatives Master Fund L.P. (9)	3,696,746	*	3,696,746
BlueMountain Equity Alternatives Master Fund L.P. (9)	385,582	*	385,582
BlueMountain Foinaven Master Fund L.P. (9)	250,605	*	250,605
BlueMountain Guadalupe Peak Fund L.P. (9)	55,814	*	55,814
BlueMountain Kicking Horse Fund L.P. (9)	42,419	*	42,419
BlueMountain Logan Opportunities Master Fund L.P. (9)	162,140	*	162,140
BlueMountain Montenvers Master Fund SCA SICAV-SIF (9)	431,721	*	431,721
BlueMountain Timberline Ltd. (9)	66,884	*	66,884
Bricklayers Union Local No. 6 Indiana Pension Fund (23)	8,372	*	8,372
Buckeye State Mutual Insurance Company (31)	1,860	*	1,860
Catholic Financial Life Insurance Company (34)	1,860	*	1,860
Catholic Mutual Relief Society of America (23)	26,047	*	26,047
Catholic Mutual Relief Society Retirement Plan and Trust (23)	16,744	*	16,744
CC Arb West, LLC (28)	303,163	*	303,163
CC Arbitrage, Ltd. (41)	425,582	*	425,582
Century National Insurance Company (33)	38,140	*	38,140
Chesapeake Employers Insurance Company (32)	91,163	*	91,163
Citadel Equity Fund Ltd. (19)	3,255,816	*	3,255,816
City of Philadelphia Public Employees Retirement System (4)	82,326	*	82,326
Coastland Relative Value Master Fund LP (20)	2,460,094	*	2,460,094
Coastland Viceroy Master Fund LP (21)	1,115,721	*	1,115,721
Colonial Life Insurance Company of Texas (31)	2,791	*	2,791
Crédit Industriel et Commercial (26)	3,400,095	*	3,400,095
CSS, LLC (24)	580,465	*	580,465
Deseret Healthcare Employee Benefits Trust (23)	3,256	*	3,256
Deseret Mutual Employee Pension Trust (23)	81,395	*	81,395
Equitec Specialists, LLC (11)	1,023,256	*	1,023,256
Federated Rural Electric Insurance Exchange (23)	24,186	*	24,186
Florida Peninsula Insurance Co. (29)	14,884	*	14,884
Fulton Financial Advisors N.A. (42)	20,465	*	20,465
Goldman Sachs Profit Sharing Master Trust (7)	49,116	*	49,116
Goodville Mutual Casualty Company (32)	10,233	*	10,233
Grange Mutual Casualty Company (34)	32,558	*	32,558
Guaranty Income Life Insurance Company (23)	2,791	*	2,791
Highmark, Inc. (33)	27,907	*	27,907
Integrity Mutual Insurance Company (34)	7,442	*	7,442
Jefferies LLC (22)	1,720,931	*	1,720,931
JPM Diversified Risk Fund Lux - Convertible Bonds (35)	372	*	372
KKR Alternative Investment Fund I L.P. (12)	161,488	*	161,488
KKR Alternative Investment Fund II L.P. (12)	618,605	*	618,605
KKR Investments LLC (12)	5,401,212	*	5,401,212
Lebanon Valley Insurance Company (33)	1,860	*	1,860
Macquarie Investment Management (4)	56,279	*	56,279
MAG Mutual Insurance Company (23)	40,465	*	40,465
Marquette Indemnity & Life Insurance Company (32)	1,860	*	1,860
Martin Andersen - Gracia Andersen Foundation, Inc. (23)	1,860	*	1,860
Medical Liability Mutual Insurance Company (14)	697,675	*	697,675
Meijer Foundation (23)	2,326	*	2,326
Met Investors Series Tst - JPM Global Active Allocation Portfolio - Convertible (36)	220,837	*	220,837
Miami Mutual Insurance (32)	3,721	*	3,721
Michigan Professional Insurance Exchange (32)	5,581	*	5,581
Middle Cities Risk Management (31)	2,791	*	2,791
Mutuactivos, S.A., S.G.I.I.C Trading (38)	3,163	*	3,163
NAMICO (23)	1,860	*	1,860
Nomura Multi Managers Fund - Global Convertible Bond - GLCB - LBO ACCOUNT (45)	4,651	*	4,651
Ontario Teachers’ Pension Plan Board (40)	400,595	*	186,047
OZ Special Funding (OZMD), L.P. (8)	1,751,815	*	1,751,815
Philadelphia Contributionship Insurance Company (33)	4,651	*	4,651
Piper Jaffray & Co. (5)	1,269,303	*	1,269,303
PLIC Convertibles Wilton Re Bermuda (33)	17,674	*	17,674
PLIC Convertibles Wilton Re US (33)	17,674	*	17,674
PLICNY Convertibles Wilton Re Berm (33)	9,302	*	9,302
PLICO Inc. (44)	40,930	*	40,930
Premera Blue Cross (30)	144,186	*	144,186
Privilege Underwriters Reciprocal Exchange (34)	3,721	*	3,721
Protective Insurance Company (33)	8,372	*	8,372
PURE Insurance Company (34)	3,721	*	3,721
Quincy Mutual Fire Insurance Company (30)	68,837	*	68,837
Quintessence Fund L.P. (15)	84,744	*	84,744
QVT Fund IV LP (16)	155,907	*	155,907
QVT Fund V LP (17)	664,558	*	664,558
RBC Capital Markets, LLC (27)	1,412,000	*	951,163
Sagicor Life Insurance Company (23)	26,977	*	26,977
San Diego City Retirement System (4)	148,837	*	148,837
San Diego County Employee Retirement Association (4)	82,791	*	82,791
San Francisco Employees’ Retirement System (23)	109,767	*	109,767
Scotia Capital (USA) Inc. (18)	1,748,426	*	1,748,373
Sprott Convertible Strategies Trust (25)	139,535	*	139,535
Standard Mutual Insurance Company (34)	5,581	*	5,581
Starvest Fixed Income Plus Fund Ltd. (23)	15,349	*	15,349
State National Insurance Company (30)	8,372	*	8,372
Teachers’ Retirement System (23)	102,326	*	102,326
TER I, LLC (6)	166,326	*	166,326
Texas Hospital Insurance Exchange (32)	1,395	*	1,395
The Batchelor Foundation, Inc. (23)	2,326	*	2,326
The Celina Mutual Insurance Company (32)	3,721	*	3,721
The Doctors Company, an Interinsurance Exchange (37)	26,977	*	26,977
The National Mutual Insurance Company (32)	3,721	*	3,721
Thrivent Financial for Lutherans (13)	4,315,800	*	965,117
Trustmark Life Insurance Co. (4)	47,907	*	47,907
Tuscarora Wayne Insurance Company (33)	6,977	*	6,977
United Specialty Insurance Company (30)	9,767	*	9,767
Universal Reinsurance Company Ltd. (33)	2,326	*	2,326
Washington National Insurance Company (39)	93,023	*	93,023
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Opportunistic Fixed Income Allocation Portfolio (43)	16,279	*	16,279
Wells Fargo Securities LLC (10)	2,599,815	*	2,599,815
Wespath Funds Trust (43)	12,093	*	12,093
West Bend Mutual Insurance Company (23)	13,953	*	13,953
Whitebox Concentrated Convertible Arbitrage Partners, LP (6)	2,498,141	*	2,498,141
Whitebox Multi-Strategy Partners, LP (6)	666,047	*	666,047
Wisconsin Mutual Insurance Company (30)	10,698	*	10,698

Total	48,337,863	6.0%	44,311,742	(46)

* Denotes less than 1%.

(1)	Includes shares of common stock issuable upon the exchange of the 2009 debentures and shares held by the selling stockholders prior to exchange of any 2009 debentures.

(2)	Calculated based on Rule 13d-3(d)(i) under the Securities Exchange Act of 1934, as amended. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon exchange of the holder’s 2009 debentures. However, we did not assume exchange of any of the other holder’s 2009 debentures.

(3)	Assumes the applicable selling stockholder sells all of the shares of common stock being offered by this prospectus supplement and the accompanying prospectus.

(4)	Allianz Global Investors Capital LLC (“AGIC”), is an investment adviser registered under the Investment Advisers Act of 1940. AGIC is an affiliate of Allianz Global Investors Distributors LLC (“AGI Distributors”), a limited purpose broker-dealer registered with FINRA. AGI Distributors was organized for the sole purpose of distributing funds sponsored by AGIC and its affiliates. This selling security holder has delegated full investment authority to AGIC, as investment adviser, over these securities, including full dispositive power. The Chief Investment Officer of AGIC is Horacio A. Valeiras, CFA who, in such capacity, has oversight authority over all portfolio managers at AGIC.

(5)	Rachel Marshak has sole voting and dispositive power over the securities held by Piper Jaffray & Co.

(6)	Andrew Redleaf, Robert Vogel, Jason Cross and Paul Twitchell have or share voting and dispositive power over the securities held by each of TER I, LLC, Whitebox Multi-Strategy Partners, LP and Whitebox Concentrated Convertible Arbitrage Partners, LP.

(7)	Daniel S. Och, as Chief Executive Officer of Och-Ziff Capital Management Group LLC, the sole shareholder of Och-Ziff Holding Corporation, the General Partner of OZ Management LP, the Sole Member of Och-Ziff Holding II LLC, the General Partner of OZ Management II LP, the Investment Manager to Goldman Sachs Profit Sharing Master Trust, may be deemed to have voting and/or investment control of the securities held by Goldman Sachs Profit Sharing Master Trust. Mr. Och disclaims beneficial ownership of such securities.

(8)	Daniel S. Och, as Chief Executive Officer of Och-Ziff Capital Management Group LLC, the sole shareholder of Och-Ziff Holding Corporation, the General Partner of OZ Management LP, the Investment Manager to OZ Special Funding (OZMD), L.P., may be deemed to have voting and/or investment control of the securities held by OZ Special Funding (OZMD), L.P. Mr. Och disclaims beneficial ownership of such securities.

(9)	BlueMountain Capital Management, LLC, a Delaware limited liability company (“BlueMountain”), serves as investment manager to, and exercises voting and dispositive power with respect to the securities held by, each of these selling securityholders. Andrew Feldstein, Stephen Siderow, Michael Liberman, Bryce Markus, Derek Smith, David Rubenstein, Peter Greatrex and Jes Staley, who together comprise the management committee of BlueMountain, jointly exercise voting and dispositive power with respect to the securities beneficially owned by such selling securityholders.

S-2

(10)	Darren J. Langis, Managing Director, Convertible Securities, has sole voting and dispositive power over the securities held by Wells Fargo Securities LLC. Wells Fargo Securities LLC and its affiliates are full service financial institutions and have in the past and may in the future engage in various activities with us or our affiliates, including securities trading, investment banking, commercial banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities or other transactions of a financial nature, including the provision of advisory services and the making of loans to us and our affiliates, for which they would receive customary fees or other payments. In particular, Wells Fargo Securities LLC has acted as underwriter for issuances of senior notes by Host L.P. Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is a documentation agent and a lender under our credit facility.

(11)	Dan Katzner, Senior Director, and Jeff Walker, Director, have or share voting and dispositive power over the securities held by Equitec Specialists, LLC.

(12)	Gary Jacobs, as Managing Director in the Capital Management Group of each of KKR Investments LLC, KKR Alternative Investment Fund I L.P. and KKR Alternative Investment Fund II L.P., has sole voting and dispositive power over the securities held by KKR Investments LLC, KKR Alternative Investment Fund I L.P. and KKR Alternative Investment Fund II L.P.

(13)	John Pickering, Director, Senior Portfolio Manager - Convertibles, and Mike Koehl, Senior Research Analyst - Convertibles, have or share voting or dispositive power over the securities held by Thrivent Financial for Lutherans.

(14)	Invesco acts as an investment advisor to Medical Liability Mutual Insurance Company for accounts that hold these securities. The lead portfolio managers for the accounts that hold the securities are Michael Witte – Managing Director, and Robert Young – Senior Portfolio Manager. Either Michael and/or Robert have authorized investment power over the securities.

(15)	Management of Quintessence Fund L.P. is vested in its general partner, QVT Associates GP LLC, which may be deemed to beneficially own the securities held by Quintessence Fund L.P. as well as those held by QVT Fund IV LP and QVT Fund V LP. OVT Financial LP is the investment manager of each of Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP and shares voting and investment control over the securities held by Quintessence Fund L.P., QVT Fund IV LP and OVT Fund V LP. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. The managing members of QVT Financial GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu. Each of Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu disclaims beneficial ownership of the securities held by Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP.

(16)	Management of QVT Fund IV LP is vested in its general partner, QVT Associates GP LLC, which may be deemed to beneficially own the securities held by QVT Fund IV LP as well as those held by Quintessence Fund L.P. and OVT Fund V LP. QVT Financial LP is the investment manager of each of Quintessence Fund L.P., OVT Fund IV LP and QVT Fund V LP and shares voting and investment control over the securities held by Quintessence Fund L.P., OVT Fund IV LP and QVT Fund V LP. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. The managing members of QVT Financial GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu. Each of Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu disclaims beneficial ownership of the securities held by Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP.

(17)	Management of QVT Fund V LP is vested in its general partner, QVT Associates GP LLC, which may be deemed to beneficially own the securities held by QVT Fund V LP as well as those held by Quintessence Fund L.P. and QVT Fund IV LP. QVT Financial LP is the investment manager of each of Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP and shares voting and investment control over the securities held by Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. The managing members of QVT Financial GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu. Each of Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu disclaims beneficial ownership of the securities held by Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP.

(18)	Nicholas Kotchoubey has sole voting and dispositive power over the securities held by Scotia Capital (USA) Inc. Scotia Capital (USA) Inc. and its affiliates are full service financial institutions and have in the past and may in the future engage in various activities with us or our affiliates, including securities trading, investment banking, commercial banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities or other transactions of a financial nature, including the provision of advisory services and the making of loans to us and our affiliates, for which they would receive customary fees or other payments. In particular, Scotia Capital (USA) Inc. has acted as underwriter for issuances of senior notes by Host L.P. The Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc., is a documentation agent and a lender under our credit facility.

(19)	Citadel Equity Fund Ltd. is managed indirectly by Citadel LLC, an entity owned by Ken Griffin, who has or shares voting and dispositive power over the securities held by Citadel Equity Fund Ltd.

(20)	Coastland Relative Value Master Fund LP is managed indirectly by Coastland Capital LLC, an entity owned by Derek Dunn & Gordy Holterman, who have or share voting and dispositive power over the securities held by Coastland Relative Value Master Fund LP.

(21)	Coastland Viceroy Master Fund LP is managed indirectly by Coastland Capital LLC, an entity owned by Derek Dunn & Gordy Holterman, who have or share voting and dispositive power over the securities held by Coastland Viceroy Master Fund LP.

(22)	Jeffrey Beckmen, Executive Vice President for Jefferies LLC, has the power to direct the voting and disposition of the securities managed by Jefferies LLC.

(23)	Zazove Associates, LLC acts as investment advisor to the selling security holder with discretionary authority over the securities offered hereby. Gene T. Pretti, as Chief Executive Officer and Senior Portfolio Manager of Zazove Associates, LLC, may be deemed to have voting and dispositive power over these securities.

(24)	Nicholas Schoewe Partner of CSS, LLC and Brian Bentley, Managing Member of CSS, LLC, have or share the power to direct the voting and disposition of the securities held by CSS, LLC.

(25)	John Wilson, Chief Executive Officer and Co-Chief Investment Officer of Sprott Asset Management LP, has voting and dispositive power over these securities.

(26)	David Weyland, trader at Crédit Industriel et Commercial, has voting and dispositive power over these securities.

(27)	Patrick Ross, Managing Director of RBC Capital Markets, LLC, has voting and dispositive power over these securities. RBC Capital Markets, LLC and its affiliates are full service financial institutions and have in the past and may in the future engage in various activities with us or our affiliates, including securities trading, investment banking, commercial banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities or other transactions of a financial nature, including the provision of advisory services and the making of loans to us and our affiliates, for which they would receive customary fees or other payments. In particular, RBC Capital Markets, LLC has acted as underwriter for issuances of senior notes by Host L.P. Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, is also a lender under our credit facility.

(28)	Castle Creek Arbitrage LLC (the “Advisor”), is the manager of CC ARB West, LLC (the “Fund”) and has sole voting and dispositive power over the securities held by the Fund. Mr. Allan Weine, Managing Member of the Advisor, has the authority to direct the voting and disposition of securities held by the Fund. The Advisor and Mr. Weine each disclaim beneficial ownership over securities held by the Fund, except to the extent of any indirect ownership interest resulting from an economic participation in the Fund.

(29)	Scott Edwards, Portfolio Manager of AAM Company, has voting and dispositive power over the securities held by this selling security holder.

(30)	Marco Bravo, Portfolio Manager of AAM Company, has voting and dispositive power over the securities held by this selling security holder.

(31)	Michael Kelch, Portfolio Manager of AAM Company, has voting and dispositive power over the securities held by this selling security holder.

(32)	Kevin Adams, Portfolio Manager of AAM Company, has voting and dispositive power over the securities held by this selling security holder.

(33)	Timothy Senechalle, Senior Portfolio Manager, Principal and Vice President of AAM Company, has voting and dispositive power over the securities held by this selling security holder.

(34)	Daniel Byrnes, Portfolio Manager of AAM Company, has voting and dispositive power over the securities held by this selling security holder.

(35)	Yazann Romahi, Victor Li and Katherine Santiago, Portfolio Managers of J.P.Morgan Asset Management (UK) Limited, have or share voting and dispositive power over the securities held by this selling security holder. J.P.Morgan Asset Management (UK) Limited and its affiliates are full service financial institutions and have in the past and may in the future engage in various activities with us or our affiliates, including securities trading, investment banking, commercial banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities or other transactions of a financial nature, including the provision of advisory services and the making of loans to us and our affiliates, for which they would receive customary fees or other payments. In particular, J.P. Morgan Securities LLC, an affiliate of J.P.Morgan Asset Management (UK) Limited, has acted as underwriter for issuances of senior notes by Host L.P. JPMorgan Chase Bank, N.A., also an affiliate of J.P.Morgan Asset Management (UK) Limited, acts as syndication agent and a lender under our credit facility.

(36)	Natalia Bucci, Robin Dunmall and Antony Vallee, Portfolio Managers of J.P.Morgan Investment Management Inc., have or share voting and dispositive power over the securities held by this selling security holder. J.P. Morgan Investment Management Inc. and its affiliates are full service financial institutions and have in the past and may in the future engage in various activities with us or our affiliates, including securities trading, investment banking, commercial banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities or other transactions of a financial nature, including the provision of advisory services and the making of loans to us and our affiliates, for which they would receive customary fees or other payments. In particular, J.P. Morgan Securities LLC, an affiliate of J.P. Morgan Investment Management Inc., has acted as underwriter for issuances of senior notes by Host L.P. JPMorgan Chase Bank, N.A., also an affiliate of J.P. Morgan Investment Management Inc., acts as syndication agent and a lender under our credit facility.

(37)	Alan Kurtz, Portfolio Manager, Lord, Abbett & Co. LLC, has voting and dispositive power over the securities held by this selling security holder.

(38)	Natalia Bucci, Robin Dunmall and Antony Vallee, Portfolio Managers of J.P.Morgan Asset Management (UK) Limited, have or share voting and dispositive power over the securities held by this selling security holder. J.P.Morgan Asset Management (UK) Limited and its affiliates are full service financial institutions and have in the past and may in the future engage in various activities with us or our affiliates, including securities trading, investment banking, commercial banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities or other transactions of a financial nature, including the provision of advisory services and the making of loans to us and our affiliates, for which they would receive customary fees or other payments. In particular, J.P. Morgan Securities LLC, an affiliate of J.P.Morgan Asset Management (UK) Limited, has acted as underwriter for issuances of senior notes by Host L.P. JPMorgan Chase Bank, N.A., also an affiliate of J.P.Morgan Asset Management (UK) Limited, acts as syndication agent and a lender under our credit facility.

(39)	Eric R. Johnson, Executive Vice President of Investments for Washington National Insurance Company, has voting and dispositive power over the securities held by this selling security holder.

(40)	The President and Chief Executive Officer of Ontario Teachers’ Pension Plan Board (“OTTP”) has delegated to Wayne Kozun, Jason Chang, Bernard Grzinic and Xiao (Ted) Guo, each of OTPP, the authority to implement investment disposition decisions with respect to the shares held by OTPP; however, such investment decisions must be made within the internal investment policies, trade authorizations and execution policies and portfolio guidelines of the fixed income group of OTPP. Voting decisions are made by personnel within the public equities group of OTPP in accordance with internal proxy voting guidelines. As such, each of such persons expressly disclaims beneficial ownership of such shares.

(41)	Castle Creek Arbitrage LLC (the “Advisor”), is the investment manager of CC Arbitrage, Ltd. (the “Fund”) and has sole voting and dispositive power over the securities held by the Fund. Mr. Allan Weine, Managing Member of the Advisor, has the authority to direct the voting and disposition of securities held by the Fund. The Advisor and Mr. Weine each disclaim beneficial ownership over securities held by the Fund, except to the extent of any indirect ownership interest resulting from an economic participation in the Fund.

(42)	Fulton Financial Advisors N.A. acts as custodian for these securities on behalf of Eastern Insurance Holdings, Inc.
Brent L. Shirk, VP, Finance of Eastern Insurance Holdings, Inc., has voting power over these securities and Timothy Senechalle, Senior Portfolio Manager, Principal and Vice President of AAM Company, investment advisor to Eastern Insurance Holdings, Inc., has dispositive power over these securities.

(43)	Wellington Management Company LLP is the investment adviser to this selling security holder. Wellington Management Company LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Company LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership of the securities held by this selling security holder, all of which are held of record by the selling security holder named in the table or a nominee on its behalf.

(44)	Mark Millard has voting and dispositive power over the securities held by this selling security holder.

(45)	Nomura Multi Managers Fund – Global Convertible Bond (the “Series Trust”) is a Series Trust of Nomura Multi Managers Fund, a Cayman Island open-ended umbrella unit trust (the “Trust”). Global Funds Trust Company as Trustee of the Trust has appointed Nomura Funds Research and Technologies Co., Ltd. as investment adviser to the Trust and Nomura Funds Research and Technologies Co., Ltd. has appointed Lombard Odier Asset Management (Europe) Limited (“LOAM Europe”) as investment sub-adviser to the Series Trust with discretionary powers over the Series Trust’s portfolio. Nathalia Barazal is the Head of Convertible Bonds within the Investment Management Department of LOAM Europe and as such has oversight responsibility for voting and dispositive power over the Series Trust’s portfolio.

(46)	Amounts shown for the selling stockholders sum to more than the amount registered due to sales or transfers of debentures or common stock by selling stockholders since the date as of which information was provided to us. However, no more than 37,209,303 shares of common stock will actually be offered pursuant to this prospectus supplement and the accompanying prospectus.

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